UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 22, 2004

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2004, BEA Systems, Inc. (the “Company”), granted to Mark Dentinger, Senior Vice President, Controller, and Principal Accounting Officer of the Company, 65,000 Performance Units under the Company’s 1997 Stock Incentive Plan. Subject to the terms of the Performance Unit Award Agreement, each Performance Unit converts upon vesting into a right to receive one share of stock at the vesting rate of one-half of the total grant annually for two years from the date of grant. In addition, subject to the terms of the Performance Unit Award Agreement, if Mr. Dentinger’s status as an employee is terminated without cause or voluntarily for good reason within 12 months after a transaction that constitutes a change in control of the Company, then any unvested Performance Units shall automatically become fully vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ WILLIAM M. KLEIN
William M. Klein
Executive Vice President and Chief Financial Officer

Date: November 22, 2004